NANCY G. SHORES, ESQ.
ATTORNEY AND COUNSELOR AT LAW
28 JEFFERSON AVENUE
ROSLYN HEIGHTS, NY 11577
MOBILE: (516) 312-0552
NSHORES@OPTONLINE.NET

Seth L. Van Voorhees, CFO
RESEARCH FRONTIERS INCORPORATED
240 Crossways Park Drive
Woodbury, NY 11797

June 26, 2016

Re: Premises 240 Crossways Park Dr. Woodbury, NY

Dear Seth,

Enclosed please find for your records duplicate fully executed originals of the Sixth Amendment to Lease. I would like to confirm to you each party is required to pay their own legal fees in this matter and the Landlord should NOT invoice you for their legal fees.

If there are any further issues, please don't hesitate to contact me. I t was a pleasure working with you.

Warm Regards,

Nancy G. Shores

SIXTH AMENDMENT TO LEASE

This SIXTH AMENDMENT TO LEASE (this "Agreement"), made as of the 16th day of May, 2016 (the "Effective Date"), by and between RXR 230-240 CROSSWAYS PARK DRIVE OWNER LLC ("Landlord"), having an address c/o RXR Realty LLC, 625 RXR Plaza, Uniondale, New York 11556, and RESEARCH FRONTIERS INCORPORATED, a Delaware corporation ("Tenant"), having its principal business address at 240 Crossways Park Drive, Woodbury, New York 11797.

RECITALS

WHEREAS, Industrial & Research Associates Co. (a predecessor-in-interest to Landlord, and hereinafter referred to as "IRACO"), as landlord, and Tenant, as tenant, entered into that certain Agreement of Lease, made the 7th day of November 1986 (the "Original Lease"), pursuant to which Tenant leased from IRACO, as landlord, that certain 5,984 rentable square foot premises (the "Original Premises") within the building located at 240 Crossways Park Drive, Woodbury, New York (the "Building");

WHEREAS, IRACO and Tenant entered into a First Amendment to Lease, made the 26th day of November, 1991 (the "First Amendment"), pursuant to which, among other things, the term of the Original Lease was extended;

WHEREAS, IRACO and Tenant entered into a Second Amendment to Lease, made the 11th day of March, 1994 (the "Second Amendment"), pursuant to which, among other things, Tenant leased an additional 2,124 rentable square feet of space in the Building (the "2,124 Expansion Premises");

WHEREAS, IRACO and Tenant entered into a Third Amendment to Lease, made the 14th day of July, 1998 (the "Third Amendment"), pursuant to which, among other things, the term of the Original Lease was further extended;

WHEREAS, IRACO and Tenant entered into a Fourth Amendment to Lease, made the 13th day of January, 2004 (the "Fourth Amendment") pursuant to which, among other things, Tenant leased an additional 1,395 rentable square feet of space in the Building (the "1,395 Expansion Premises" and, together with the Original Premises and the 2,124 Expansion Premises, sometimes hereinafter collectively referred to as the "Demised Premises");

WHEREAS, CLK-HP 230-240 Crossways Park LLC and Lake Park 230-240 Crossways Park LLC (a collective a predecessor-in-interest to Landlord) and Tenant entered into a Fifth Amendment to Lease made the 21st day of February, 2014 (the "Fifth Amendment" and, together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, sometimes collectively referred to as the "Existing Lease"), pursuant to which, among other things, the Lease term was extended to and including March 31, 2025;

WHEREAS, simultaneously with the execution herewith, Landlord and Tenant have settled a dispute relating to an outstanding invoice from Landlord to Tenant in the total amount of $19,443.88 for the replacement of the existing gas piping and fittings supplying gas to the HVAC system (Invoice No. 021816) by the payment of $13,000.00 by Tenant, upon execution of this Agreement, in full satisfaction thereof; and

WHEREAS, Landlord and Tenant desire to amend the Existing Lease so as to, among other things, provide for the resolution of any and all outstanding Extension Work and Building Work under the Fifth Amendment to Lease; all subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions

1.1 The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Existing Lease.

1.3 As used herein, the term "Lease" shall be deemed to mean and refer to the Existing Lease, as modified and amended by this Agreement.

ARTICLE II
Lease Modifications

The Existing Lease is and shall be deemed to have been modified and amended as follows:

2.1 (A) Tenant hereby acknowledges and agrees that Landlord has performed all work and made all installation required of Landlord under the Existing Lease, including the Extension Work and Building Work under the Fifth Amendment to Lease, that Tenant is accepting the Demised Premises in its current "as is" condition and that except as otherwise expressly set forth in Section 2.1(B) of this Agreement, Landlord shall not be required to perform any work, make any installations or incur any expense in or to the Demises Premises in order to prepare same for continued occupancy by Tenant.

(B) Notwithstanding anything to the contrary contained in Section 2.1(A) of this Agreement of the Lease, Landlord, at its expense, throughout the Term of the Lease, shall cause its designated reputable and experienced contractor to strip and wax Tenant's existing vinyl composite floor tiles twice per calendar year, after Tenant's request by Notice to Landlord. The

stripping and waxing shall be done in a good workmanlike manner and consistent with first class industry standards Should Landlord fail to comply with its obligation pursuant to this paragraph 2.1 (B) within fifteen (15) days of Tenant's Notice, Tenant may, after five (5) days written notice to Landlord have such work done at a reasonable rate and Landlord shall reimburse Tenant for same within 15 days of Tenant's presentment to Landlord of the invoice for such work. Should landlord fail to timely reimburse Tenant it may off-set same from Annual Basic Rent or Rent due pursuant to the Lease.

ARTICLE III
Broker

3.1 Each of Landlord and Tenant represents to the other that this Agreement was not brought about by any real estate broker (the "Broker"), and that all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Each of Landlord and Tenant covenants that if any claim is made for commissions by any Broker in connection with this Agreement on account of the actions of a covenanting party, then that covenanting party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party's reasonable attorney's fees.

ARTICLE IV
Ratification

4.1 Each of Landlord and Tenant represents and warrants that, to its knowledge, the Existing Lease is presently in full force and effect and neither party is in default thereof, subject to collection of the payment required of Tenant pursuant to this Agreement

4.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Existing Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. Pursuant to the request of Tenant, Landlord hereby confirms its obligation to maintain, repair or replace the roof of the Demised Premises and Building, unless and to the extent such damage or need for repair is caused by the negligence of Tenant.

If there is a conflict between the provisions of the Existing Lease and the provisions of this Agreement, then the provisions of this Agreement shall control.

4.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Lease as of the day and year first above written.

RXR 230-240 CROSSWAYS PARK DRIVE OWNER LLC

By: ______________________
Name: Richard J. Conniff
Title: Authorized Person

RESEARCH FRONTIERS INCORPORATED

By: ______________________
Name: Seth L. Van Voorhees
Title: Chief Financial Officer